Exhibit 10.19

SIMPLE PLAN

GENERAL INFORMATION SHEET

ACCOUNT NUMBER	640 - 041099

EMPLOYER NAME	Computer software Innovations

EMPLOYER ADDRESS	1661 E Main St.

Easley SC 29640

EMPLOYER IDENTIFICATION NUMBER	57-0905503

EFFECTIVE DATE

NEW PLAN EFFECTIVE DATE	9/17/99

ELIGIBILITY REQUIREMENTS

All employees receiving at least 5,000 (not more than $5,000) in Compensation, as defined in the Plan, during any          (not more than 2) prior years and who are reasonably expected to receive at least 5,000 (not more than $5,000) in Compensation during the current year must be eligible to participate in the Plan pursuant to the terms of the Plan, unless any such Employees are members of a properly excluded class.

The Employer shall Exclude the following Employees from participation in the plan:

Employees covered by a collective bargaining agreement under which retirement plan benefits have been the subject of good faith bargaining.

Employees who are nonresident aliens with no U.S. source of earned income from the Employer.

DEFERRAL ELECTIONS

Employees may make or amend his or her salary reduction election at least annually. More frequent salary reduction elections may be permitted by the employer.

TERMINATION OF AGREEMENT

An employee who terminates his or her salary savings agreement during the year may enter into a new salary savings agreement as provided in the Deferral Elections above.

SIMPLE IRA SUMMARY DESCRIPTION

I. PLAN INFORMATION

1.	Name of Employer: Computer Software Innovations, Inc.

Address of Employer: 1661 East Main Street, Easley, SC 29640

Employer Contact: Paula Nicholson

2.	Name of Trustee/Custodian: A.G. Edwards

Address of Trustee/Custodian: P.O. Box 1809 Seneca, SC 29679

II. ELIGIBILITY REQUIREMENTS

1.	All employees of the employer shall be eligible to participate under the plan except:

☒	a. Employees included in a unit of employees covered under a collective bargaining agreement described in Section 2.02(a) of the plan.

☒	b. Non-resident alien employees who did not receive US source income described in Section 2.02(b) of the plan.

☒	c. Employees who are not reasonably expected to earn $5000 (not to exceed $5,000) during the plan year for which the contribution is being made.

☐	d. There are no eligibility requirements. All employees are eligible to participate upon the later of the plan’s effective date or the employee’s date of hire.

2.	Each eligible employee will be eligible to become a participant alter having worked for the employer during any prior years (not to exceed 2) and received at least $ in compensation (not to exceed $5,000), during each of such prior years.

III. WRITTEN ALLOCATION FORMULA

1.	The employer has agreed to provide contributions for the 2005 plan year as follows (complete only one choice):

☒	a. Matching contribution -The amount of the participant’s elective deferral not in excess of 3% of such participant’s compensation.

☐	b. Matching contribution -The amount of the participant’s elective deferral not in excess of % (not less than 1% nor more than 3%) of each participant’s compensation.

☐	c. Nonelective employer contribution - 2% of each eligible employee’s compensation, who receives at least $5,000, or if lesser, in compensation from the employer for the plan year.

Note: For purposes of the nonelective contribution, compensation shall be limited by IRC Section 401 (a)(17). The limit for 2004 is $205,000. This amount may be adjusted for inflation in future years.

IV. ADMINISTRATIVE PROCEDURES

1.	For, a calendar year, you may make or modify a salary reduction election during the 60-day period immediately preceding January 1 of that year. However, for the year in which you first become eligible to make salary reduction contributions, the period during which you may make or modify the election is a 60-day period that includes either the date you become eligible or the day before. Return the completed deferral form to the employer contact named in Section I.

2.	If you elect to stop deferring during a plan year (complete based on the elections made in Item 12 and 13 of the adoption agreement):

☒	1. You may not begin elective deferrals until January 1 of the next plan year; or

☐	2. You may resume elective deferrals:

❑ Not applicable	❑ Monthly
❑ Daily	❑ Bimonthly
❑ Weekly	❑ Quarterly
❑ Biweekly	❑ Semiannually
❑ Semimonthly	❑ Annually

3.	If you decide to modify a salary reduction election other than during the 60-day period immediately preceding January 1, you must complete a new deferral form and return it to the contact named in Section I before
___________________________________________________________________________________________________
(Insert a date based on the election periods elected in Item 13 of the adoption agreement. [i.e. if you elected “Monthly” on the adoption agreement, indicate how for in advance of that month the completed deferral form is needed for payroll processing])

V. GENERAL DISCLOSURE INFORMATION

The following information explains what a Savings Incentive Match Plan for Employees (“SIMPLE”) is, how contributions are made, and how to treat these contributions for tax purposes. For more specific information, you can request a copy of the SIMPLE retirement plan agreement and the completed adoption agreement.

A. SIMPLE Retirement Plan and SIMPLE IRA Defined

A SIMPLE retirement plan is a retirement income arrangement established by your employer. Under this SIMPLE plan, you may choose to defer compensation to your own Individual Retirement Account or Annuity (“IRA ).You may base these “elective deferrals” on a salary reduction basis that, at your election, may be contributed to a SIMPLE IRA or received in cash. This type of plan is available only to an employer with 100 or fewer employees who earned at least $5,000 during the prior calendar year.

A SIMPLE IRA is a separate IRA plan that you establish with an eligible financial institution for the purpose of receiving contributions under this SIMPLE retirement plan. Your employer must provide you with a copy of the SIMPLE agreement containing eligibility requirements and a description of the basis upon which contributions may be made. All amounts contributed to your SIMPLE IRA belong to you, even after you separate from service.

B. Elective Deferrals - Not Required

You are not required to make elective deferrals under this SIMPLE retirement plan. However, if the employer is matching your elective deferrals, no employer contribution will be made on your behalf unless you elect to defer under the plan.

C. Elective Deferrals - Annual limitation

The maximum amount that you may defer under this SIMPLE Plan for any calendar year is limited to the lesser of the percentage of your compensation indicated in the deferral form or “the applicable annual dollar limitation’ described below:

Applicable Dollar Limitations

Tax Year	Contribution Limit
2002	$7,000
2003	$8,000
2004	$9,000
2005	$10,000

After 2005, the maximum amount could be adjusted for cost-of-living increases in multiples of $500.

If you attain age 50 or over by the end of a calendar year, you can elect to have your compensation reduced by an additional “catch-up” amount of: $500 for 2002; $1,000 for 2003; $1,500 for 2004; $2,000 for 2005; and $2,500 for 2006. After 2006, the maximum additional amount could be adjusted for cost-of-living increases in multiples of $500.

If you work for other employers (unrelated to this employer) who also maintain a salary deferral plan, there is an overall limit on the maximum amount that you may defer in each calendar year to all elective SEPs, cash or deferred arrangements under section 401(k) of the Code, other SIMPLE plans and 403(b) plans regardless of how many employers you may have worked for during the year. This limitation is referred to as the §402(g) limit. The section 402(g) limit on elective deferrals is $11,000 for 2002; $12,000 for 2003; $13,000 for 2004; $14,000 for 2005; and $15,000 for 2006.

D. Elective Deferrals - Tax Treatment

The amount that you may elect to contribute to your SIMPLE IRA is excludible from gross income, subject to the limitations discussed above, and is not includible as taxable wages on Form W-2. However, these amounts are subject to FICA taxes.

E. Elective Deferrals — Excess Amounts Contributed

When “excess elective deferrals” (i.e., amounts in excess of the SIMPLE elective deferral limit (“the applicable annual dollar limitation” described in Section C above) or the section 402(g) limit) are made, you are responsible for calculating whether you have exceeded these limits in the calendar year. The section 402(g) limit for contributions made to all elective deferral plans is $11,000 for 2002; $12,000 for 2003; $13,000 for 2004; $14,000 for 2005; and $15,000 for 2006.

F. Excess Elective Deferrals - How to Avoid Adverse Tax Consequences

Excess elective deferrals are includible in your gross income in the calendar year of deferral. Income on the excess elective deferrals is includible in your income in the year of withdrawal from the SIMPLE IRA. You should withdraw excess elective deferrals and any allocable income from your SIMPLE IRA by April 15 following the year to which the deferrals relate. These amounts may not be transferred or rolled over tax-free to another SIMPLE IRA.

G. Income Allocable to Excess Amounts

The rules for determining and allocating income attributable to excess elective deferrals and other excess SIMPLE contributions are the same as those governing regular IRA excess contributions. The trustee or custodian of your SIMPLE IRA will inform you of the income allocable to such excess amounts.

H. Availability of Regular IRA Contribution Deduction

In addition to any SIMPLE contribution, you may contribute each year the lesser of the following contribution limit or 100% of compensation to a traditional and/or Roth IRA. Individuals aged 50 or older can contribute an amount in addition to the basic annual contribution limit. This amount is sometimes referred to as a “catch-up” contribution.

Year	Contribution Limit		Catch-Up Amount (If aged 50 or older)	Total Annual Contribution
2002-2004	$3,000		$500	$3,500
2005	$4,000		$500	$4,500
2006-2007	$4,000		$1,000	$5,000
2008 and after	$5,000	*	$1,000	$6,000	*

However, any traditional or Roth IRA contributions you make must be deposited to an IRA other than your SIMPLE IRA. In addition, the amount that you may deduct is subject to various limitations since you will be considered an “active participant” in an employee sponsored plan. See IRS Pub. 590, “Individual Retirement Arrangements (IRAs),” for more specific information.

*	After 2008, the annual contribution amount could increase periodically for cost of living adjustments in $500 increments.

I. SIMPLE IRA Amounts - Rollover or Transfer to Another IRA

You may not roll over or transfer from your SIMPLE IRA any SIMPLE contributions (or income on these contributions) made during the plan year to another IRA (other than a SIMPLE IRA) or to an employer plan until the two years following the date you first participated in the SIMPLE plan. Also, any distribution made before this time will be includible in your gross income and may also be subject to a 25% additional income tax for early withdrawal. You may, however, remove excess elective deferrals and income allocable to such excess amounts from your SIMPLE IRA before this time, but you may not roll over or transfer these amounts to another IRA.

After the restriction described above no longer applies, you may withdraw, or receive, funds from your SIMPLE IRA, and no more than 60 days later, place such funds in another IRA, SIMPLE IRA, qualified plan, 403(b) plan, or 457 plan. This is called a “rollover” and may not be done without penalty more frequently than at one-year intervals, if you are rolling to another SIMPLE IRA or IRA. However, there are no restrictions on the number of times that you may make “transfers” if you arrange to have such funds transferred between the trustees/custodians so that you never have possession of the funds. You may not, however, roll over or transfer excess elective deferrals, and income allocable to such excess amounts from your SIMPLE IRA to another IRA. These excess amounts may be reduced only by a distribution to you.

J. Filing Requirements

You do not need to file any additional forms with the IRS because of your participation in your employer’s SIMPLE Plan.

K. Employer to Provide Information on SIMPLE IRAs and the SIMPLE Agreement

Your employer must provide you with a copy of this summary description, the form you should use to elect to defer amounts to the SIMPLE, and a statement for each taxable year showing any contribution to your SIMPLE IRA.

L. Financial Institution Where IRA is Established to Provide Information

The financial institution must provide you with a disclosure statement that contains the following items of information in plain nontechnical language.

1.	The statutory requirements that relate to the SIMPLE IRA;

2.	The tax consequences that follow the exercise of various options and what those options are;

3.	Participation eligibility rules and rules on the deductibility and nondeductibility of retirement savings;

4.	The circumstances and procedures under which you may revoke the SIMPLE IRA, including the name, address, and telephone number of the person designated to receive notice of revocation (this explanation must, be prominently displayed at the beginning of the disclosure statement);

5.	Explanations of when penalties may be assessed against you because of specified prohibited or penalized activities concerning the SIMPLE IRA: and

6.	Financial disclosure information

See Publication 590, “Individual Retirement Arrangements,” which is available at most IRS offices, for a more complete explanation of the disclosure requirements.

In addition to the disclosure statement, the financial institution is required to provide you with a financial statement each year. It may be necessary to retain and refer to statements for more than one year in order to evaluate the investment performance of your SIMPLE IRA and in order that you will know how to report SIMPLE IRA distributions for tax purposes.

SIMPLE IRA DEFERRAL FORM

SECTION I - GENERAL PLAN INFORMATION

Participant’s Name:	_______________________________________________________________________________________________________
Participant’s Address:	_______________________________________________________________________	SSN:	_______________________________________________________________________

Employers Name: Computer Software Innovations, Inc.

Employer’s Address: 1661 East Main Street, Easley, SC 29640

SECTION II -SALARY REDUCTION DEFERRAL

❑	Initial Salary Deferral Election

Subject to the requirements of the SIMPLE Retirement Plan of the above-named employer, I authorize the following amount or percentage of my compensation to be withheld from each of my paychecks and contributed to my SIMPLE IRA:

(a) percent of my salary (not in excess of 100%); OR

(b) $ per pay period; OR

(c) $ as of [insert amount and date of single-sum deferral payment].

❑	(d) I elect not to participate in my employer’s SIMPLE Plan with respect to salary reduction contributions.

❑	Amended Deferral Election

As a participant in the plan, l hereby authorize and direct my employer to amend the amount of elective deferrals as follows:

From:.    % of compensation; or $

To:      % of compensation; or $

❑	Termination of Elective Deferrals

I understand that my employer may restrict me from resuming elective deferrals until January 1st of the next plan year if so indicated on the summary description.

❑	I wish to stop my elective deferrals as of (Fill in the date you want your salary reduction to end . The date must be after you sign this agreement).

Employee initials

This salary reduction authorization shall remain in effect until I give a written modification or termination of its terms to my employer.

SECTION III - AMOUNT OF DEFERRAL

(a)	If I will be under age 50 by the end of the relevant year. I understand that the total amount of my salary reduction contributions cannot exceed: $9,000 for 2004, and $10,000 for 2005 and later years.

(b)	If l will be age S0 or over by the end of the relevant year. I understand that the total amount of my salary reduction contributions cannot exceed:. $10,500 for 2004; $12,000 for 2005, and $12,500 for 2006 and later years.

SECTION IV - COMMENCEMENT OF DEFERRAL

The deferral election specified in Section II above shall not become effective before                  (Specify a date no earlier than the first day of the first pay period beginning after you sign this agreement.)

SECTION V – DISTRIBUTIONS FROM SIMPLE IRA

I understand that any amounts withdrawn from my SIMPLE IRA are includible in my gross income and may be subject to a 25% additional income tax if: (a) withdrawn within two years of the day I first participated in this SIMPLE Plan and (b) I am under age 59 1/2.

SECTION VI - DISTRIBUTION OF SIMPLE IRA TRUSTEE OR CUSTODIAN

I select the-following financial institution to serve as the trustee, custodian, or issuer of my SIMPLE IRA.

Name of Financial institution: ______________________________________________________________________

Address: _______________________________________________________________________________________

SIMPLE, IRA Account Name/Number:_______________________________________________________________

I understand that I must establish a SIMPLE’ IRA to receive any contributions make on my behalf under this. SIMPLE IRA plan If the information regarding my SIMPLE IRA is incomplete when I first submit my salary reduction agreement, I realize that it must be completed by the date contributions must be made under the SIMPLE IRA plan. If I fail to update my agreement to provide this information by that date, I understand that my employer may select a financial institution for my SIMPLE IRA.

Date:	Signature of Participant:

SECTION VII DURATION OF ELECTION

This salary reduction agreement replaces any earlier agreement and will remain in effect as long as I remain an eligible employee under the SIMPLE IRA plan or until I provide my employer with a new salary reduction agreement as. permitted under this SIMPLE IRA plan.